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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  New York                                     11-2418067
  (STATE OF INCORPORATION OR ORGANIZATION)                  (I.R.S. EMPLOYER
                                                           IDENTIFICATION NO.)

          388 Greenwich Street
           New York, New York                              10013
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)

If this form relates to the registration       If this form relates to the
of a class of securities pursuant to           registration of a class of
Section 12(b) of the Exchange Act and is       securities pursuant to Section
effective pursuant to General                  12(g) of the Exchange Act and is
Instruction A.(c), please check the            effective pursuant to General
following box.          [X]                    Instruction A.(d), please check
                                               the following box.        [ ]

Securities Act registration statement            333-106272
file number to which this form relates:        (IF APPLICABLE)

Securities to be registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS                        NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED                       EACH CLASS IS TO BE REGISTERED

7% Medium-Term Equity Linked              American Stock Exchange
Securities (ELKS(R)) based on the
Common Stock of Newmont Mining
Corporation Due 2005


       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (TITLE OF CLASS)









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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

            For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Debt Securities" on pages 11 through 17 of the Registrant's Prospectus, dated June 30, 2003 (Registration No. 333-106272) (the "Prospectus"), as supplemented by the information under the headings "Risk Factors" and "Description of the Notes" on pages S-3 through S-5 and S-7 through S-32, respectively, of the Registrant's Prospectus Supplement relating to Medium-Term Notes, Series A and Series B, dated July 11, 2003 (the "Prospectus Supplement"), and under the headings "Summary Information -- Q&A," "Risk Factors Relating to the ELKS" and "Description of the ELKS" on pages PS-2 through PS-4, PS-5 through PS-8 and PS-9 through PS-16, respectively, of the Registrant's related Pricing Supplement, dated April 1, 2004, which information is incorporated herein by reference and made part of this Registration Statement in its entirety, as well as to the additional information set forth below. The description of the Notes contained in the final Pricing Supplement to be filed pursuant to Rule 424(b), which will contain the final terms of the Notes, is deemed to be incorporated herein by reference and made part of this Registration Statement in its entirety.

ITEM 2. EXHIBITS.

            99 (A). Prospectus dated June 30, 2003, incorporated by reference to the Registrant's filing under Rule 424(b)(5) dated July 9, 2003.

            99 (B). Prospectus Supplement relating to Medium-Term Notes, Series A and Series B, dated July 11, 2003 (incorporated by reference to the Registrant's filing under Rule 424(b)(2) dated July 14, 2003).

            99 (C). Pricing Supplement describing the 7% Medium-Term Equity Linked Securities (ELKS(R)) based on the common stock of Newmont Mining Corporation, dated April 1, 2004 (incorporated by reference to the Registrant's filing under Rule 424(b)(3), dated April 5, 2004).

            99 (D). Form of Note (incorporated by reference to Exhibit 4(bb) to the Registrant's Registration Statement No. 333-106272).

            99 (E). Senior Debt Indenture between the Registrant and Bank One Trust Company, N.A. (as successor trustee to Citibank, N.A.), dated as of December 1, 1988 (incorporated by reference to Exhibit 8 to the Registrant's Current Report on Form 8-K dated December 29, 1988), as supplemented by a First Supplemental Indenture, dated as of September 7, 1990 (incorporated by reference to Exhibit 4(b) to the Registrant's Registration Statement No. 33-39502), a Second Supplemental Indenture, dated June 12, 1991 (incorporated by reference to
Exhibit 4(c) to the Registrant's Registration Statement No. 33-41209), a Third Supplemental Indenture, dated as of July 1, 1992 (incorporated by reference to Exhibit 4(d) to the Registrant's Registration Statement No. 33-49136), a Fourth Supplemental Indenture, dated as of October 29, 1992 (incorporated by reference to Exhibit 4(e) to the Registrant's Registration Statement No. 33-57922), a Fifth Supplemental Indenture, dated as of December 14, 1993 (incorporated by reference to Exhibit 4(f) to the Registrant's Registration Statement No. 33-51269), a Sixth

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Supplemental Indenture, dated as of December 29, 1994 (incorporated by reference to Exhibit 4(j) to the Registrant's Registration Statement No. 333-01807), a Seventh Supplemental Indenture, dated as of February 1, 1996 (incorporated by reference to Exhibit 4(k) to the Registrant's Registration Statement No. 333-01807), an Eighth Supplemental Indenture, dated as of May 8, 1996 (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K dated April 29, 1996), a Ninth Supplemental Indenture, dated as of November 20, 1996 (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K dated November 20, 1996), a Tenth Supplemental Indenture, dated as of November 28, 1997 (incorporated by reference to Exhibit 4(l) to the Registrant's Registration Statement No. 333-38931) and an Eleventh Supplemental Indenture, dated as of July 1, 1999 (incorporated by reference to Exhibit 4(tt) to Post-Effective Amendment No. 1 to the Registrant's Registration Statement No. 333-38931).

            Other securities issued by Citigroup Global Markets Holdings Inc. are listed on the American Stock Exchange.

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                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      Citigroup Global Markets Holdings Inc.
                                                  (REGISTRANT)

Date: April 5, 2004                   By:   /s/ Geoffrey S. Richards
                                          --------------------------------
                                          Name:     Geoffrey S. Richards
                                          Title:    Vice President

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                                INDEX TO EXHIBITS

Exhibit No.                           Exhibit
-----------                           -------
99(A).            Prospectus, dated June 30, 2003 (incorporated by
                  reference to the Registrant's filing under Rule 424(b)(5)
                  dated July 9, 2003).

99(B).            Prospectus Supplement relating to Medium-Term Notes,
                  Series A and Series B, dated July 11, 2003 (incorporated by reference to the Registrant's filing under Rule 424(b)(2) dated July 14, 2003).

99(C).            Pricing Supplement describing the 7% Medium-Term Equity
                  Linked Securities (ELKS(R)) based on the common stock of Newmont Mining Corporation, dated April 1, 2004 (incorporated by reference to the Registrant's filing under Rule 424(b)(3), dated April 5, 2004).

99(D). Form of Note (incorporated by reference to Exhibit 4(bb) to the Registrant's Registration Statement No. 333-106272).

99(E).            Senior Debt Indenture between the Registrant and Bank One
                  Trust Company, N.A. (as successor trustee to Citibank, N.A.), dated as of December 1, 1988 (incorporated by reference to Exhibit 8 to the Registrant's Current Report on Form 8-K dated
                  December 29, 1988), as supplemented by a First Supplemental
                  Indenture, dated as of September 7, 1990 (incorporated by reference to Exhibit 4(b) to the Registrant's Registration
                  Statement No. 33-39502), a Second Supplemental Indenture, dated June 12, 1991 (incorporated by reference to Exhibit 4(c) to the Registrant's Registration Statement No. 33-41209), a
                  Third Supplemental Indenture, dated as of July 1, 1992
                  (incorporated by reference to Exhibit 4(d) to the Registrant's
                  Registration Statement No. 33-49136), a Fourth Supplemental
                  Indenture, dated as of October 29, 1992 (incorporated by reference to Exhibit 4(e) to the Registrant's Registration
                  Statement No. 33-57922), a Fifth Supplemental Indenture, dated as of December 14, 1993 (incorporated by reference to Exhibit
                  4(f) to the Registrant's Registration Statement No. 33-51269), a Sixth Supplemental Indenture, dated as of December 29, 1994
                  (incorporated by reference
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
                  to Exhibit 4(j) to the Registrant's Registration Statement No.
                  333-01807), a Seventh Supplemental Indenture, dated as of February 1, 1996 (incorporated by reference to Exhibit 4(k) to the Registrant's Registration Statement No. 333-01807), an
                  Eighth Supplemental Indenture, dated as of May 8, 1996
                  (incorporated by reference to Exhibit 4 to the Registrant's
                  Current Report on Form 8-K dated April 29, 1996), a Ninth
                  Supplemental Indenture, dated as of November 20, 1996
                  (incorporated by reference to Exhibit 4 to the Registrant's
                  Current Report on Form 8-K dated November 20, 1996), a Tenth
                  Supplemental Indenture, dated as of November 28, 1997
                  (incorporated by reference to Exhibit 4(l) to the Registrant's
                  Registration Statement No. 333-38931) and an Eleventh
                  Supplemental Indenture, dated as of July 1, 1999 (incorporated by reference to Exhibit 4(tt) to Post-Effective Amendment No.
                  1 to the Registrant's Registration Statement No. 333-38931).

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